Exhibit 99.1

JOHNSON & JOHNSON REPORTS 2020 FOURTH-QUARTER AND FULL YEAR RESULTS:
•2020 Fourth-Quarter Sales of $22.5 Billion reflecting growth of 8.3%, operational growth of 7.1%* and adjusted operational growth of 7.3%*

•2020 Full-Year Sales of $82.6 Billion reflecting growth of 0.6%, operational growth of 1.2%* and adjusted operational growth of 1.5%*

•2020 Fourth-Quarter EPS of $0.65 decreased 56.7%; adjusted EPS of $1.86 decreased 1.1%*

•2020 Full-Year EPS of $5.51 decreased 2.1%; adjusted EPS of $8.03 decreased 7.5%*

•Company provides 2021 guidance of adjusted operational sales growth of 8.8%* and adjusted operational EPS growth of 16.4%*

New Brunswick, N.J. (January 26, 2021) – Johnson & Johnson (NYSE: JNJ) today announced results for fourth-quarter and full year 2020. “Our notable full year performance reflects the continued confidence from patients, physicians, customers and consumers in our life-enhancing products and medicines, particularly throughout the COVID-19 pandemic,” said Alex Gorsky, Chairman and Chief Executive Officer. “I’m incredibly proud of our Johnson & Johnson teams around the world for going above and beyond to meet stakeholder needs. These efforts, and our commitment to families around the world as the largest broad-based healthcare company, enabled us to lead in the fight against COVID-19. We continue to progress our COVID-19 vaccine candidate and look forward to sharing details from our Phase 3 study soon. Johnson & Johnson was built for times like these, and I am extremely confident in our ability to deliver lasting value and continued innovation in 2021 and for years to come.”
OVERALL FINANCIAL RESULTS:

1 Non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in accompanying schedules
2 Excludes the impact of translational currency
3 Excludes the net impact of acquisitions and divestitures and translational currency
4 Excludes intangible amortization expense and special items

REGIONAL SALES RESULTS:

1 Non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in accompanying schedules
2 Excludes the impact of translational currency
3 Excludes the net impact of acquisitions and divestitures and translational currency
Note: values may have been rounded

SEGMENT SALES RESULTS:

1 Non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in accompanying schedules
2 Excludes the impact of translational currency
3 Excludes the net impact of acquisitions and divestitures and translational currency
Note: values may have been rounded

FULL-YEAR 2020 SEGMENT COMMENTARY:

Consumer Health
Consumer Health worldwide operational sales, excluding the net impact of acquisitions and divestitures, grew 3.1%* driven by U.S. growth in over-the-counter products including TYLENOL analgesics, PEPCID and ZYRTEC; LISTERINE mouthwash in oral care products; OGX in skin health/beauty products and wound care products. Growth was negatively impacted by COVID-19 primarily in skin health/beauty and international baby care partially offset by increased COVID-19 demand in oral care products.

Pharmaceutical
Pharmaceutical worldwide operational sales, excluding the net impact of acquisitions and divestitures, grew 8.4%* driven by STELARA (ustekinumab), a biologic for the treatment of a number of immune-mediated inflammatory diseases, DARZALEX (daratumumab), for the treatment of multiple myeloma, IMBRUVICA (ibrutinib), an oral, once-daily therapy approved for use in treating certain B-cell malignancies, a type of blood or lymph node cancer, ERLEADA (apalutamide), a next-generation androgen receptor inhibitor for the treatment of patients with prostate cancer, TREMFYA (guselkumab), a biologic for the treatment of adults living with moderate to severe plaque psoriasis, and for adults with active psoriatic arthritis, INVEGA SUSTENNA/XEPLION/INVEGA TRINZA/TREVICTA (paliperidone palmitate), long-acting, injectable atypical antipsychotics for the treatment of schizophrenia in adults, OPSUMIT (macitentan), an oral endothelin receptor antagonist indicated for the treatment of pulmonary arterial hypertension to delay disease progression and UPTRAVI (selexipag), an oral prostacyclin receptor agonist used to treat pulmonary arterial hypertension and reduce hospitalization. This growth was partially offset by the negative impact of COVID-19 as well as biosimilar and generic competition, with declines primarily in REMICADE (infliximab), a biologic approved for the treatment of a number of immune-mediated inflammatory diseases, U.S. ZYTIGA (abiraterone acetate), an oral, once-daily medication for use in combination with prednisone for the treatment of metastatic castration-resistant prostate cancer, and international VELCADE (bortezomib), a proteasome inhibitor for the treatment of multiple myeloma.

Medical Devices
Medical Devices worldwide operational sales, excluding the net impact of acquisitions and divestitures, declined by 10.5%*. The decline was primarily driven by the negative impact of the COVID-19 pandemic and the associated deferral of medical procedures to our Surgery, Orthopaedics, and Vision businesses. The decline was partially offset by growth in the Interventional Solutions business led by electrophysiology products. Results reflect market recovery in the second half of 2020.

NOTABLE NEW ANNOUNCEMENTS IN THE QUARTER:
The information contained in this section should be read in conjunction with Johnson & Johnson’s other disclosures filed with the Securities and Exchange Commission, including its Current Reports on Form 8-K, Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. Copies of these filings are available online at www.sec.gov, www.jnj.com or on request from Johnson & Johnson. The reader is also encouraged to review all other news releases available online in the Investors section of the company’s website at news releases.

Regulatory Approvals	VELYS Robotic-Assisted Solution- Receives 510(k) FDA Clearance Designed for Use with the ATTUNE Total Knee System ¹	(press release)
	DARZALEX FASPRO (daratumumab and hyaluronidase-fihj)- Becomes the First FDA-Approved Treatment for Patients with Newly Diagnosed Light Chain (AL) Amyloidosis ¹	(press release)
	CABENUVA (rilpivirine/cabotegravir)- U.S. FDA Approval and European Commission Authorization of the first complete long acting injectable HIV treatment ¹	(press release)
	TREMFYA (guselkumab)- European Commission Approves First-in-Class treatment for Active Psoriatic Arthritis (PsA)	(press release)
Regulatory Submissions	Amivantamab- Submission of U.S. FDA and European Marketing Authorization Application for Treatment of Patients with Metastatic Non-Small Cell Lung Cancer with EGFR Exon 20 Insertion Mutations	(press release)
	BCMA CAR-T Therapy (ciltacabtagene autoleucel)- Rolling Submission of a Biologics License Application to U.S. FDA for the Treatment of Relapsed and/or Refractory Multiple Myeloma	(press release)
	DARZALEX (daratumumab and hyaluronidase-fihj)- Janssen Submits Applications in U.S. and EU Seeking Approval of DARZALEX FASPRO (daratumumab and hyaluronidase-fihj)/DARZALEX (daratumumab) Subcutaneous (SC) Formulation in Combination With Pomalidomide and Dexamethasone for Patients With Relapsed or Refractory Multiple Myeloma	(press release)
	Paliperidone Palmitate 6-Month- Submission of Supplemental New Drug Application to U.S. FDA and European Marketing Authorization for Treatment of Schizophrenia in Adults	(press release)
	XARELTO (rivaroxaban)- Submission of Application to U.S. FDA for New Indication to Expand Use in Patients with Peripheral Artery Disease	(press release)
Other	Janssen Receives Positive CHMP Opinion for SPRAVATO (esketamine Nasal Spray) for the Rapid Reduction of Depressive Symptoms in a Psychiatric Emergency for Patients with Major Depressive Disorder	(press release)
	Janssen Acquires Rights to Novel Gene Therapy, Pioneering Treatment Solutions for Late-Stage Age-Related Macular Degeneration	(press release)
	Johnson & Johnson Initiates Second Global Phase 3 Clinical Trial of its Janssen COVID-19 Vaccine Candidate	(press release)
1 Subsequent to the quarter

FULL-YEAR 2021 GUIDANCE:

Johnson & Johnson does not provide GAAP financial measures on a forward-looking basis because the company is unable to predict with reasonable certainty the ultimate outcome of legal proceedings, unusual gains and losses, acquisition-related expenses and purchase accounting fair value adjustments without unreasonable effort. These items are uncertain, depend on various factors, and could be material to Johnson & Johnson's results computed in accordance with GAAP.

January 2021
($ in Billions, except EPS)

Adjusted Operational Sales[1,2] Change vs. Prior Year	8.0% - 9.5%
Operational Sales[2] Change vs. Prior Year	$88.8B to $90.0B 7.5% - 9.0%
Estimated Reported Sales[3] Change vs. Prior Year	$90.5B to $91.7B 9.5% - 11.0%

Adjusted Operational EPS (Diluted)[2,4] Change vs. Prior Year	$9.25 to $9.45 15.2% - 17.7%
Adjusted EPS (Diluted)[3,4] Change vs. Prior Year	$9.40 to $9.60 17.1% - 19.6%
1 Non-GAAP financial measure; excludes the net impact of acquisitions and divestitures
2 Non-GAAP financial measure; excludes the impact of translational currency
3 Calculated using Euro Average Rate: January 2021 = $1.21 (Illustrative purposes only)
4 Non-GAAP financial measure; excludes intangible amortization expense and special items

Other modeling considerations will be provided on the webcast.

WEBCAST INFORMATION:
Johnson & Johnson will conduct a conference call with investors to discuss this earnings release today at 8:30 a.m., Eastern Time. A simultaneous webcast of the call for investors and other interested parties may be accessed by visiting the Johnson & Johnson website. A replay and podcast will be available approximately two hours after the live webcast in the Investors section of the company's website at events-and-presentations.

ABOUT JOHNSON & JOHNSON:
At Johnson & Johnson, we believe good health is the foundation of vibrant lives, thriving communities and forward progress. That’s why for more than 130 years, we have aimed to keep people well at every age and every stage of life. Today, as the world’s largest and most broadly-based health care company, we are committed to using our reach and size for good. We strive to improve access and affordability, create healthier communities, and put a healthy mind, body and environment within reach of everyone, everywhere. We are blending our heart, science and ingenuity to profoundly change the trajectory of health for humanity.

NON-GAAP FINANCIAL MEASURES:

*Operational sales growth excluding the impact of translational currency, adjusted operational sales growth excluding the net impact of acquisitions and divestitures and translational currency, as well as adjusted net earnings, adjusted diluted earnings per share and adjusted operational diluted earnings per share excluding after-tax intangible amortization expense and special items, are non-GAAP financial measures and should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Except for guidance measures, reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the accompanying financial schedules of the earnings release and the Investors section of the company's website at quarterly-results.

Copies of the financial schedules accompanying this earnings release are available on the company’s website at quarterly-results. These schedules include supplementary sales data, a condensed consolidated statement of earnings, reconciliations of non-GAAP financial measures, and sales of key products/franchises. Additional information on Johnson & Johnson, including adjusted income before tax by segment, a pharmaceutical pipeline of selected compounds in late stage development and a copy of today’s earnings call presentation can also be found in the Investors section of the company's website at quarterly-results.

NOTE TO INVESTORS CONCERNING FORWARD-LOOKING STATEMENTS:

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things: future operating and financial performance, product development, market position and business strategy. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Johnson & Johnson. Risks and uncertainties include, but are not limited to: risks related to the impact of the COVID-19 global pandemic, such as the scope and duration of the outbreak, government actions and restrictive measures implemented in response, material delays and cancellations of medical procedures, supply chain disruptions and other impacts to the business, or on the Company’s ability to execute business continuity plans, as a result of the COVID-19 pandemic, economic factors, such as interest rate and currency exchange rate fluctuations; competition, including technological advances, new products and patents attained by competitors; challenges inherent in new product research and development, including uncertainty of clinical success and obtaining regulatory approvals; uncertainty of commercial success for new and existing products; challenges to patents; the impact of patent expirations; the ability of the Company to successfully execute strategic plans; the impact of business combinations and divestitures; manufacturing difficulties or delays, internally or within the supply chain; product efficacy or safety concerns resulting in product recalls or regulatory action; significant adverse litigation or government action, including related to product liability claims; changes to applicable laws and regulations, including tax laws and global health care reforms; trends toward health care cost containment; changes in behavior and spending patterns of purchasers of health care products and services; financial instability of international economies and legal systems and sovereign risk; increased scrutiny of the health care industry by government agencies. A further list and descriptions of these risks, uncertainties and other factors can be found in Johnson & Johnson's Annual Report on Form 10-K for the fiscal year ended December 29, 2019, including in the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” in the Company’s most recently filed Quarterly Report on Form 10-Q and the Company’s subsequent filings with the Securities and Exchange Commission. Copies of these filings are available online at www.sec.gov, www.jnj.com or on request from Johnson & Johnson. Any forward-looking statement made in this release speaks only as of the date of this release. Johnson & Johnson does not undertake to update any forward-looking statement as a result of new information or future events or developments.

Press Contacts: Investor Contacts:
Christina Chan Courtney Dugan Christopher DelOrefice Lisa Romanko
(732) 524-6297 (347) 452-1061 (732) 524-2955 (732) 524-2034